Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – August 2, 2016 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2016.
FINANCIAL RESULTS
For the quarter ended June 30, 2016, the Company reported:

▪	Net income attributable to common shareholders of $26.2 million, or $0.11 per share, compared to $28.3 million, or $0.12 per share, for the same period in 2015;

▪	Funds from operations (FFO) attributable to common shareholders of $73.9 million, or $0.31 per share, compared to $54.1 million, or $0.23 per share, for the same period in 2015; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $66.7 million, or $0.28 per share, compared to $61.9 million, or $0.26 per share, for the same period in 2015.
For the six months ended June 30, 2016, the Company reported:

▪	Net income attributable to common shareholders of $71.3 million, or $0.30 per share, compared to $39.0 million, or $0.16 per share, for the same period in 2015;

▪	FFO attributable to common shareholders of $150.3 million, or $0.64 per share, compared to $114.7 million, or $0.49 per share, for the same period in 2015; and

▪	Operating FFO attributable to common shareholders of $132.5 million, or $0.56 per share, compared to $124.2 million, or $0.53 per share, for the same period in 2015.
OPERATING RESULTS
For the quarter ended June 30, 2016, the Company’s portfolio results were as follows:

▪	4.2% increase in same store net operating income (NOI) over the comparable period in 2015;

▪	Total same store portfolio percent leased, including leases signed but not commenced: 95.6% at June 30, 2016, up 40 basis points from 95.2% at both March 31, 2016 and June 30, 2015;

▪	Total portfolio percent leased, including leases signed but not commenced: 95.0% at June 30, 2016, up 30 basis points from 94.7% at March 31, 2016 and up 50 basis points from 94.5% at June 30, 2015;

▪	Retail portfolio percent leased, including leases signed but not commenced: 94.9% at June 30, 2016, up 30 basis points from 94.6% at March 31, 2016 and up 50 basis points from 94.4% at June 30, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.82 at June 30, 2016, up 4.9% from $16.03 ABR per occupied square foot at June 30, 2015;

▪	920,000 square feet of retail leasing transactions comprised of 129 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 16.3% on new leases and 6.9% on renewal leases for a blended spread of 8.1%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the six months ended June 30, 2016, the Company’s portfolio results were as follows:

▪	3.2% increase in same store NOI over the comparable period in 2015;

▪	1,709,000 square feet of retail leasing transactions comprised of 269 new and renewal leases; and

▪
Positive comparable cash blended leasing spreads of 7.3%, consisting of 7.1% on renewal leases and 8.5% on new leases. Excluding the impact from eight Rite Aid leases within the Company’s single-user retail portfolio that were extended to effectuate the planned 2016 disposition of these assets, four of which were sold in the second quarter, comparable cash blended leasing spreads were 8.0%, including 7.9% on renewal leases.

“Our Class A portfolio continues to produce results as highlighted by our strong quarterly same store NOI growth of 4.2%,” stated Steve Grimes, president and chief executive officer. “Additionally, we have made substantial progress toward achieving our 2016 capital recycling goals with over $400 million of non-target assets sold or under contract and we have expanded our footprint in our target markets with acquisitions in the Washington, D.C., Chicago, New York, Seattle and Dallas MSAs. We have seen a marked increase in leasing momentum at our Zurich Towers office property since the announcement of the Paylocity lease and we remain keenly focused on unlocking embedded value and monetizing this last remaining office asset.”
INVESTMENT ACTIVITY
Dispositions
During the quarter, the Company completed $34.2 million of dispositions, which included the sales of eight single-user retail assets and one single-user outparcel. Subsequent to quarter end, the Company completed $54.8 million of dispositions, which included sales of two non-target multi-tenant retail assets for $48.0 million and two single-user retail assets for $6.8 million.
Additionally, the Company is under contract to sell four non-target multi-tenant retail assets for $170.5 million and six single-user retail assets for $26.5 million. These transactions are expected to close during the third quarter of 2016, subject to satisfaction of customary closing conditions. Year to date, the Company has completed or is under contract for $413.9 million of dispositions.
Acquisitions
During the quarter, the Company completed $126.3 million of acquisitions, which included the previously announced acquisition of The Shoppes at Union Hill located in the New York Metropolitan Statistical Area (MSA), in addition to Eastside in the Dallas MSA and Tacoma South in the Seattle MSA. Also, as previously announced, the Company acquired the fee interest in one of its multi-tenant retail properties for a gross purchase price of $13.9 million.
Year to date, the Company has completed $278.8 million of acquisitions, primarily on an unencumbered basis, with a weighted average ABR per occupied square foot of $21.14.
Eastside – Dallas MSA
Eastside was acquired for a gross purchase price of $23.8 million. The property is a 67,000 square foot mixed-use center that consists of 44,000 square feet of retail space and 23,000 square feet of office space. The property is located in Richardson, Texas at the intersection of U.S. 75 and Campbell Road and benefits from traffic volumes in excess of 324,000 vehicles per day. Eastside is adjacent to 435 high-end apartment units and a 10-story, 180,000 square foot Class A office tower. The property generates inline sales productivity of approximately $500 per square foot and is 93.9% leased to a mix of national and regional tenants. The center is one mile from two DART Red Line Stations and is surrounded by the Telecom Corridor, which includes approximately 215,000 employees within five miles, making it one of the densest high-tech areas in the U.S.

Tacoma South – Seattle MSA
Tacoma South was acquired for a gross purchase price of $39.4 million. Located in Tacoma, Washington, the property is a 231,000 square foot community center that is 97.4% leased and anchored by the only Bass Pro Shop in the state of Washington. The property is situated with great visibility and access from I-5 and benefits from a strong population profile, with 265,000 people within a five-mile radius.
ZURICH TOWERS
As previously announced, the Company signed a 15-year lease with Paylocity for approximately 309,000 square feet at its Zurich Towers office property, achieving a re-leasing spread of 28.1%. Paylocity will phase into its total footprint beginning in late 2016 and continuing through early 2019. Zurich Towers is a Class A office property with twin 20-story towers totaling approximately 895,000 square feet and is located in Schaumburg, Illinois. The property is situated adjacent to Woodfield Mall, a Class A shopping mall easily accessible from two major highways.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of June 30, 2016, the Company had approximately $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.9x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.3x. Consolidated indebtedness had a weighted average contractual interest rate of 4.25% and a weighted average maturity of 4.6 years.
During the quarter, the Company repaid $6.6 million of mortgage debt, excluding amortization, with an interest rate of 7.30% and assumed a $16.0 million mortgage with an interest rate of 3.75% that matures in 2031 in connection with the acquisition of The Shoppes at Union Hill. In addition, the Company entered into an interest rate swap agreement to effectively fix the interest rate on $150.0 million of borrowings under its $250.0 million unsecured term loan at 0.6735% plus a credit spread through December 31, 2017. As of June 30, 2016, the all-in rate was 1.9735%.
GUIDANCE
The Company’s guidance for net income attributable to common shareholders is a range of $1.04 to $1.07 per share. The Company is revising its 2016 Operating FFO guidance range to $1.04 to $1.07 per share from $1.03 to $1.07 per share, based, in part, on the following assumptions:

▪	2016 same store NOI growth in the range of 2.5% to 3.5%;

▪	2016 general and administrative expenses in the range of $45 to $47 million;

▪	2016 dispositions in the range of $600 to $700 million;

▪	2016 acquisitions in the range of $375 to $475 million; and

▪	2016 unsecured debt capital issuance of $200 to $250 million during the fourth quarter of 2016, depending on market conditions.
DIVIDEND
On July 28, 2016, the Company declared the third quarter 2016 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning July 1, 2016, which will be paid on September 30, 2016 to preferred shareholders of record on September 20, 2016.
On July 28, 2016, the Company also declared the third quarter 2016 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on October 7, 2016 to Class A common shareholders of record on September 26, 2016.

WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, August 3, 2016 at 10:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 1:00 PM (ET) on August 3, 2016 until midnight (ET) on August 17, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13638171.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of June 30, 2016, the Company owned 185 retail operating properties representing 28.1 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continues” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, including The Sports Authority, Inc., which filed for bankruptcy in March 2016, interest rates or operating costs, real estate valuations, potentially resulting in impairment charges, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions, dispositions and redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to effectively manage growth, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, the Company's ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the six months ended June 30, 2016 represents NOI from the Company’s same store portfolio consisting of 168 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the six months ended June 30, 2016 represents NOI primarily from properties acquired during 2015 and 2016, the Company’s development property, the Company’s one remaining office property, three properties where the Company has begun activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to our acquisition of the fee interest on April 29, 2016. For the three months ended June 30, 2016, the Company’s same store portfolio consists of 172 retail operating properties inclusive of the same store portfolio for the six months ended June 30, 2016 and four additional retail operating properties acquired during the first quarter of 2015. The financial results reported in Other Investment Properties for the three months ended June 30, 2016 are inclusive of the topics described above for the six months ended June 30, 2016 excluding the four investment properties acquired during the first quarter of 2015. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice, VP – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2016	December 31, 2015
Assets
Investment properties:
Land	$1,281,900	$1,254,131
Building and other improvements	4,459,618	4,428,554
Developments in progress	3,000	5,157
	5,744,518	5,687,842
Less accumulated depreciation	(1,476,970)	(1,433,195)
Net investment properties (includes $115,222 and $0 from consolidated variable interest entities, respectively)	4,267,548	4,254,647

Cash and cash equivalents	29,788	51,424
Accounts and notes receivable (net of allowances of $7,148 and $7,910, respectively)	79,523	82,804
Acquired lease intangible assets, net	146,522	138,766
Assets associated with investment properties held for sale	48,533	—
Other assets, net	136,422	93,610
Total assets	$4,708,336	$4,621,251

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,651 and $1,865, respectively, unamortized discount of $(644) and $(1), respectively, and unamortized capitalized loan fees of $(6,164) and $(7,233), respectively)	$1,032,287	$1,123,136
Unsecured notes payable, net (includes unamortized discount of $(1,030) and $(1,090), respectively, and unamortized capitalized loan fees of $(3,152) and $(3,334), respectively)	495,818	495,576
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,995) and $(2,474), respectively)	447,005	447,526
Unsecured revolving line of credit	305,000	100,000
Accounts payable and accrued expenses	56,137	69,800
Distributions payable	39,320	39,297
Acquired lease intangible liabilities, net	108,602	114,834
Liabilities associated with investment properties held for sale	5,208	—
Other liabilities	69,886	75,745
Total liabilities	2,559,263	2,465,914

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of June 30, 2016 and December 31, 2015; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,383 and 237,267 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	237	237
Additional paid-in capital	4,932,953	4,931,395
Accumulated distributions in excess of earnings	(2,783,560)	(2,776,215)
Accumulated other comprehensive loss	(562)	(85)
Total equity	2,149,073	2,155,337
Total liabilities and equity	$4,708,336	$4,621,251

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Rental income	$115,194	$119,022	$230,454	$238,810
Tenant recovery income	29,654	29,416	60,010	60,716
Other property income	2,378	2,450	5,401	4,559
Total revenues	147,226	150,888	295,865	304,085

Expenses
Operating expenses	20,092	23,153	43,153	48,848
Real estate taxes	21,090	20,486	41,029	40,996
Depreciation and amortization	53,443	55,798	106,839	110,474
Provision for impairment of investment properties	4,142	3,944	6,306	3,944
General and administrative expenses	10,773	14,018	22,179	25,010
Total expenses	109,540	117,399	219,506	229,272

Operating income	37,686	33,489	76,359	74,813

Gain on extinguishment of debt	—	—	13,653	—
Gain on extinguishment of other liabilities	6,978	—	6,978	—
Interest expense	(25,977)	(36,140)	(52,741)	(70,185)
Other income (expense), net	302	(306)	427	919
Income (loss) from continuing operations	18,989	(2,957)	44,676	5,547
Gain on sales of investment properties	9,613	33,641	31,352	38,213
Net income	28,602	30,684	76,028	43,760
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$26,239	$28,321	$71,303	$39,035

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.11	$0.12	$0.30	$0.16

Weighted average number of common shares outstanding – basic	236,716	236,354	236,647	236,302

Weighted average number of common shares outstanding – diluted	236,902	236,356	236,781	236,305

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$26,239	$28,321	$71,303	$39,035
Depreciation and amortization of depreciable real estate	53,100	55,523	106,194	109,924
Provision for impairment of investment properties	4,142	3,944	4,142	3,944
Gain on sales of depreciable investment properties	(9,613)	(33,641)	(31,352)	(38,213)
FFO attributable to common shareholders	$73,868	$54,147	$150,287	$114,690

FFO attributable to common shareholders per common share outstanding	$0.31	$0.23	$0.64	$0.49

FFO attributable to common shareholders	$73,868	$54,147	$150,287	$114,690
Impact on earnings from the early extinguishment of debt, net	4	4,231	(12,842)	7,017
Provision for hedge ineffectiveness	3	4	3	(21)
Provision for impairment of non-depreciable investment property	—	—	2,164	—
Gain on extinguishment of other liabilities	(6,978)	—	(6,978)	—
Executive separation charges (a)	—	3,537	—	3,537
Other (b)	(184)	—	(184)	(1,000)
Operating FFO attributable to common shareholders	$66,713	$61,919	$132,450	$124,223

Operating FFO attributable to common shareholders per common share outstanding	$0.28	$0.26	$0.56	$0.53

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(b)	Consists of the impact on earnings from net settlements and easement proceeds, which are included in "Other income (expense), net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2016
	Low	High

Net income attributable to common shareholders	$1.04	$1.07
Depreciation and amortization of depreciable real estate	0.90	0.90
Provision for impairment of investment properties	0.02	0.02
Gain on sales of depreciable investment properties	(0.85)	(0.85)
FFO attributable to common shareholders	$1.11	$1.14

Impact on earnings from the early extinguishment of debt, net	(0.05)	(0.05)
Provision for hedge ineffectiveness	—	—
Provision for impairment of non-depreciable investment property	0.01	0.01
Gain on extinguishment of other liabilities	(0.03)	(0.03)
Operating FFO attributable to common shareholders	$1.04	$1.07

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$26,239	$28,321	$71,303	$39,035
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,363	2,363	4,725	4,725
Gain on sales of investment properties	(9,613)	(33,641)	(31,352)	(38,213)
Depreciation and amortization	53,443	55,798	106,839	110,474
Provision for impairment of investment properties	4,142	3,944	6,306	3,944
General and administrative expenses	10,773	14,018	22,179	25,010
Gain on extinguishment of debt	—	—	(13,653)	—
Gain on extinguishment of other liabilities	(6,978)	—	(6,978)	—
Interest expense	25,977	36,140	52,741	70,185
Straight-line rental income, net	(800)	(630)	(1,828)	(1,642)
Amortization of acquired above and below market lease intangibles, net	(395)	(390)	(971)	(841)
Amortization of lease inducements	321	191	552	380
Lease termination fees	(1,027)	(333)	(2,685)	(467)
Straight-line ground rent expense	764	932	1,680	1,866
Amortization of acquired ground lease intangibles	(140)	(140)	(280)	(280)
Other (income) expense, net	(302)	306	(427)	(919)
NOI	104,767	106,879	208,151	213,257
NOI from Other Investment Properties	(11,900)	(17,766)	(31,641)	(42,197)
Same Store NOI	$92,867	$89,113	$176,510	$171,060

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratios)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	June 30, 2016	December 31, 2015

Net income attributable to common shareholders	$26,239	$644
Preferred stock dividends	2,363	2,363
Interest expense	25,977	28,328
Depreciation and amortization	53,443	51,361
Gain on sales of investment properties, net of noncontrolling interest	(9,613)	(8,050)
Gain on extinguishment of other liabilities	(6,978)	—
Provision for impairment of investment properties	4,142	15,824
Realignment separation charges (a)	—	1,193
Adjusted EBITDA	$95,573	$91,663
Annualized	$382,292	$366,652

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	June 30, 2016	December 31, 2015

Mortgages payable, net	$1,032,287	$1,123,136
Unsecured notes payable, net	495,818	495,576
Unsecured term loans, net	447,005	447,526
Unsecured revolving line of credit	305,000	100,000
Total	2,280,110	2,166,238
Mortgage premium, net of accumulated amortization	(1,651)	(1,865)
Mortgage discount, net of accumulated amortization	644	1
Unsecured notes payable discount, net of accumulated amortization	1,030	1,090
Capitalized loan fees, net of accumulated amortization	12,311	13,041
Total notional debt	2,292,444	2,178,505
Less: consolidated cash and cash equivalents	(29,788)	(51,424)
Total net debt	2,262,656	2,127,081
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$2,397,656	$2,262,081
Net Debt to Adjusted EBITDA (b)	5.9x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	6.3x	6.2x

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.